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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in Contango Oil & Gas Company's Report on Form 8-K/A dated March 8, 2002 of our report dated September 17, 2001 included in Contango Oil & Gas Company's Annual Report on Form 10-KSB for the year ended June 30, 2001. It should be noted that we have not audited any financial statements of the Company subsequent to June 30, 2001 or performed any audit procedures subsequent to the date of our report.



                                             ARTHUR ANDERSEN LLP

Houston, Texas
March 4, 2002